PROSPECTUS Dated                                       Pricing Supplement No. 58
April 1, 1998                                          Effective May 31, 1999



                              U.S. $1,000,000,000             Rule 424 (b) (3)
                                                          Registration Statement
                           FORD MOTOR CREDIT COMPANY           No. 333-45015

                         VARIABLE DENOMINATION FLOATING
                               RATE DEMAND NOTES


                         ------------------------------


                            Interest Rate Per Annum
                            -----------------------


Period             Tier One Notes        Tier Two Notes        Tier Three Notes
Beginning          Under $15,000         $15,000-$49,999       $50,000 and over
---------          -------------         ---------------       ----------------
5/31/99                4.52%                 4.72%                  4.92%